MANAGEMENT AND BUSINESS DEVELOPMENT AGREEMENT

         This Management and Business Development Agreement (this "Agreement") is entered into as of April 1, 2004, by and between Synerteck Incorporated., a Delaware corporation ("Synerteck" or the "Company"), and SportsNuts, Inc., a Delaware corporation ("Manager").

                                    RECITALS

         WHEREAS, Synerteck desires to engage and Manager desires to provide certain administrative, management, and business development services in accordance with the terms and conditions set forth below.

         In consideration of the foregoing recitals (which hereby are made a part of this Agreement) and the mutual covenants and promises contained herein, the parties agree as follows:


1. DUTIES OF MANAGER

     1.1. General Management and Administration. Manager hereby is engaged by SYNERTECK to provide and perform for and on behalf of the Company such management and administrative services reasonably necessary for the proper and efficient operation of SYNERTECK during the term of this Agreement, which services shall include, but not be limited to, those items set forth in this
Article 1. Manager hereby is exclusively authorized to provide and perform for and on behalf of SYNERTECK all services required of Manager pursuant to the terms of this Agreement in such manner as Manager deems reasonable and appropriate in order to meet the day-to-day requirements of SYNERTECK. In performing such services for SYNERTECK, Manager may advance or pay on SYNERTECK's behalf all necessary or appropriate sums pursuant to this Agreement, including but not limited to the Management Fee and Manager's Costs (as defined below). Manager may subcontract with other persons to perform all or any part of the services required of Manager hereunder. SYNERTECK acknowledges that Manager shall only be required to spend the hours necessary or appropriate to perform its duties hereunder and shall not be prohibited hereby from undertaking other activities, whether in SYNERTECK's service area or otherwise. SYNERTECK will cooperate with Manager's business arrangements and will not interfere with Manager's efficient management of the day-to-day operations of SYNERTECK.

     1.2. Financial Services.

          1.2.1. Manager shall establish and maintain bookkeeping and accounting systems for and on behalf of SYNERTECK, including, but not limited to, payroll processing, accounts payable, accounts receivable, billing and collection, the maintenance, custody and supervision of all of SYNERTECK's business records and the preparation of reports and forms required by shareholders or various regulatory bodies.


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           1.2.2. Manager shall establish and maintain SYNERTECK
accounts, assist in the development and adoption of an annual operating and capital budget, maintain financial and accounting records, prepare monthly, quarterly, and annual financial statements and provide for an annual audit by an outside public accountant selected by SYNERTECK.

     1.3. Legal. Manager shall pay for and, through its counsel provide, limited corporate legal services for SYNERTECK, including, but not limited to, assistance with drafting agreements, negotiating routine transactions, assistance with corporate filings, and advice on corporate governance and general liability issues.

     1.4. Information Technology and Management Information System. Manager shall provide telecommunications equipment and use of computer servers for SYNERTECK personnel.

     1.5. Facilities, Supplies and Support Personnel. SYNERTECK shall have reasonable access to and use of Manager's facilities. Such access shall be provided during normal business hours. Networking, photocopying, printing, telephone, and facsimile access, and miscellaneous office supplies shall be provided to SYNERTECK personnel so long as the provision of such access does not constitute an unreasonable expense on behalf of Manager.

2. MANAGEMENT FEES & COSTS

     2.1.  Management Fee. In consideration of Manager's  services  described in
this  Agreement,   SYNERTECK   shall  pay  Manager  a  monthly   management  fee
("Management Fee") equal to $750.00.

     2.2. Timing and Manner of Payment. The SYNERTECK shall pay the Management Fee and any Manager's Costs on or before the tenth (10th) day of each month with respect to services provided in the prior month.

     2.3. Survival of Obligations. The obligations of SYNERTECK hereunder (including, without limitation, the Management Fee and Manager's Costs) which accrue prior to termination of this Agreement shall survive termination of this Agreement.

3. TERM AND TERMINATION

     3.1. Term. This agreement shall continue in full force and effect from the date first set forth above and shall be terminable by either SYNERTECK or Manager with 90 days written notice.

     3.2. Effect of Termination. Expiration or termination of this Agreement shall not release or discharge either party from any obligation, debt or liability which shall have previously accrued and remain to be performed upon the date of expiration or termination. Upon expiration

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or termination, SYNERTECK shall reimburse Manager for all Manager's Costs incurred prior to the date of such expiration or termination and for all compensation due hereunder to Manager with respect to all applicable periods prior to such expiration or termination.

4.  RECORDS

    All business records, papers and documents of SYNERTECK (including, but not limited to, client information, business plans, projections, business and regulatory filings, financial data and records of SYNERTECK) are the property of SYNERTECK (except for property of Manager which is designated as such) and shall be available for inspection and copying by Manager during regular business hours. Upon the termination of this Agreement, manager shall promptly return to SYNERTECK in an orderly manner all business records, papers and documents of SYNERTECK then in the possession of Manager. SYNERTECK agrees that Manager may retain a copy of all such records, papers and documents for regulatory reporting, archival purposes and resolution of rights under this Agreement.

5.   DISPUTE RESOLUTION

     Except as provided below, no civil action concerning any dispute under this Agreement shall be instituted before any court, and all such disputes shall be submitted to final and binding arbitration before the American Arbitration Association. The place for any arbitration shall be in Salt Lake County, and the laws of the State of Utah shall govern, and the arbitrator solely shall apply them to, the interpretation and construction of this Agreement. Such arbitration shall be in accordance with the Commercial Rules of the American Arbitration Association then in effect ("Commercial Rules") before a single neutral arbitrator; except that either party may request an expedited arbitration pursuant to the Commercial Rules. If possible, the choice of arbitrators presented to the parties shall include persons who have experience with healthcare management agreements and commercial matters. Discovery shall be allowed in arbitration in accordance with the statutory discovery provisions of the state in which the arbitration is conducted. Any award issued shall be made in accordance with the governing law of the state in which the arbitration is conducted and shall include the award to the prevailing party of its costs and expenses (including but not limited to attorneys' fees and costs and arbitration costs and arbitrator's fees and the costs of all dispute resolution proceedings (including, but not limited to those incurred in or relating to any and all trial and appellate proceedings)). An award shall be final and binding and may not be appealed or reviewed, except upon the ground of malfeasance or fraud by the arbitrator. Judgment upon the award may be enforced in any court of competent jurisdiction, wherever located. Notwithstanding the foregoing, either party shall have the right, at its sole discretion, to seek equitable relief from a court of competent jurisdiction, without being limited in recourse to arbitration, in the event that a breach by the other party of this Agreement shall result in irreparable injury to it or if monetary damages would be inadequate and impossible to calculate adequately, which equitable relief shall include (but not be limited to) the entering of a temporary restraining order and/or a preliminary injunction. This Section shall survive the termination of this Agreement for any reason.

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6. INDEPENDENT CONTRACTOR RELATIONSHIP

   In the performance of the work, duties and obligations described hereunder, it is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership, joint venture, or employment is created by this Agreement. Neither party, nor any other person performing services on behalf of either party pursuant to this Agreement, shall have any right or claim against the other party under this Agreement for social security benefits, workers' compensation benefits, disability benefits, unemployment insurance benefits, health benefits, vacation pay, sick leave, or any other employee benefits of any kind.

7. NOTICE

   Any notice required hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, with written verification of delivery, or by facsimile transmission to the other party to the address or facsimile number set forth below or to such other address or facsimile number as either party may designate from time to time according to this provision. A notice delivered personally shall be effective upon receipt. A notice sent by facsimile transmission shall be effective twenty-four hours after the dispatch thereof. A notice delivered by mail or by private courier shall be effective on the seventh day after the day of mailing.

         Manager:                   SportsNuts, Inc.
                                    11585 South State
                                    Suite 102
                                    Draper, Utah 84020
                                    Attn:  General Counsel
                                    Telefax (801) 816-2599


         SYNERTECK:                 11585 South State
                                    Suite 102
                                    Draper, Utah 84020
                                    Attn:  CEO
                                 Telefax (801) 816-2599


8. THIRD PARTY BENEFICIARIES

   This Agreement is expressly entered into only by and between the parties signatory hereto and is only for their benefit. The parties hereby expressly agree that there is no intent by either party to create or establish third party beneficiary status rights or their equivalent in any other

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referenced individual, subcontractor, or third party, and no such third party shall have any right to enforce any right or enjoy any benefit created or established under this Agreement.

9. SEVERABILITY

   Any terms or provisions of this Agreement which shall prove to be invalid, void or illegal shall in no way affect, impair, or invalidate any other term or provisions herein and such remaining terms and provisions shall remain in full force and effect. All such terms or provisions which are determined by a court of competent jurisdiction or other dispute resolution proceeding to be invalid, void or illegal shall be construed and limited so as to allow the maximum effect permissible by law.

10. ATTORNEYS' FEES

    In the event that either party to this Agreement shall bring any action at law or in equity to enforce any term, covenant, or condition of this Agreement, the prevailing party in such action shall be entitled to recover all costs and expenses, including reasonable attorneys' fees and costs and the costs of any dispute resolution proceedings (including but not limited to those incurred in or relating to any and all trial and appellate proceedings), incurred by such party in connection with such action. This section will survive termination of this Agreement for any reason.

11. GOVERNING LAW

    The existence, validity, and construction of this Agreement shall be governed by the laws of the State of Utah.

12. ASSIGNMENT

    Any assignment of this Agreement by a Party shall require the written consent of the other Party.

13. SUCCESSORS AND ASSIGNS

    Subject to the provisions of this Agreement regarding assignment, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

14. WAIVER

    The waiver by either party to this Agreement of any one or more defaults, if any, on the part of the other, shall not be construed to operate as a waiver of any other or future defaults under the same or different terms, conditions or covenants contained in this Agreement.


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15. CAPTION AND HEADINGS

    The captions and headings throughout this Agreement are for convenience of reference only and shall in no way be held or deemed to be a part of or affect the interpretation of this Agreement.

16. ENTIRE AGREEMENT; AMENDMENT

    This Agreement states the entire contract between the parties in respect to the subject matter of this Agreement and supersedes any oral or written proposals, statements, discussions, negotiations, or other agreements prior to or contemporaneous with this Agreement. The parties acknowledge that they have not been induced to enter into this Agreement by any oral or written representations or statements not expressly contained in this Agreement. This Agreement may be modified only by mutual agreement of the parties provided that, before any modification shall be operative or valid, it be reduced to writing and signed by both parties. All rights of party are cumulative and not exclusive, unless otherwise explicitly stated herein.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives to be effective as of the date first set forth above. This Agreement may be signed in counterparts, all of which shall constitute one and the same instrument.



MANAGER:                   SPORTSNUTS, INC.
                           a Delaware corporation:

                           /s/ Kenneth I. Denos
                           --------------------------------------
                           Kenneth I Denos
                           Chief Executive Officer


SYNERTECK:                 a Delaware corporation


                           /s/ Clayton Barlow
                           -------------------------------------
                           Clayton Barlow
                           President


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